Exhibit 3.17

CERTIFICATE OF FORMATION

OF

COMMONWEALTH ALUMINUM

METALS, LLC

This Certificate of Formation of Commonwealth Aluminum Metals, LLC, dated as of October 2, 2000, is being duly executed and filed by CA Lewisport, Inc. as an authorized person, to form a limited liability operating company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et. seq.).

1.	Name. The name of the limited liability company formed hereby is Commonwealth Aluminum Metals, LLC (the “Company”).

2.	Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808.

3.	Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

CA LEWISPORT, INC.

By;	/s/ Mark V. Kaminski
Mark V. Kaminski
Its:	President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

COMMONWEALTH ALUMINUM METALS, LLC

1. The name of the limited liability company is Commonwealth Aluminum Metals, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

Deleting Article 2 and in its place, insert the following:

The registered agent of Commonwealth Aluminum Metals, LLC in the State of Delaware is THE CORPORATION TRUST COMPANY, and the registered office is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Commonwealth Aluminum Metals, LLC this 15 day of Aug. 2003.

/s/ Stacia Williams
Stacia Williams, VP and authorized person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

Commonwealth Aluminum Metals, LLC

This Certificate of Amendment is being executed as of May 26, 2010 for the purpose of amending the Certificate of Formation of Commonwealth Aluminum Metals, LLC (the “LLC”) pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-202.

The undersigned, the sole member of the LLC, does hereby certify as follows:

FIRST: The name of the limited liability company is Commonwealth Aluminum Metals, LLC.

SECOND: Paragraph 1 of the Certificate of Formation of the LLC is hereby amended and restated in its entirety as follows;

“The name of the limited liability company formed is Aleris Rolled Products, LLC.”

THIRD: This Certificate of Amendment is effective as of 1:05 p.m. eastern daylight time on June 1, 2010.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation on the date first written above.

Commonwealth Aluminum Lewisport, LLC

By:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	President

Aleris Rolled Products, Inc.

25825 Science Park Drive, Suite 400

Beachwood, OH 44122

Aleris Rolled Products, Inc., a corporation organized under the laws of the State of Delaware hereby consents to the certificate of formation of Aleris Rolled Products, LLC, in the State of Delaware.

IN WITNESS WHEREOF, said Aleris Rolled Products, Inc. has caused this consent to be executed by its Authorized Person this 26th day of May 2010.

Aleris Rolled Products, Inc.

/s/ Christopher R. Clegg
By: Christopher R. Clegg
Title: Authorized Person